EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Interpool Limited:

    As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this Registration Statement.



                                          ARTHUR ANDERSEN LLP


Roseland, New Jersey
August 6, 1996